As filed with the Securities and Exchange Commission on February 28, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0138960 (I.R.S. Employer Identification No.)

4721 Calle Carga Camarillo, CA (Address of principal executive offices)	93012 (Zip Code)

Vitesse Semiconductor Corporation
Amended and Restated 2011 Employee Stock Purchase Plan

(Full title of the plan)

Martin S. McDermut
Chief Financial Officer

Vitesse Semiconductor Corporation
4721 Calle Carga

Camarillo, CA 93012

(Name and address of agent for service)

(805) 388-3700

(Telephone number, including area code, of agent for service)

Copies to:

John McIlvery, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller” reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐		Accelerated filer ☒
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, including any associated common stock purchase rights, under the Vitesse Semiconductor Corporation 2011 Amended and Restated Employee Stock Purchase Plan	3,000,000	$3.73	$11,190,000	$1,442

(1)               Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)               Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $3.73, the average of the high and low reported sales prices of the Registrant’s common stock on the NASDAQ Global Market on February 26, 2014.

Explanatory Note

This Registration Statement on Form S-8 is filed by Vitesse Semiconductor Corporation, a Delaware corporation (the “Registrant”), relating to 3,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Vitesse Semiconductor Corporation Amended and Restated 2011 Employee Stock Purchase Plan (the “Plan”), which Common Stock is in addition to the 2,500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on March 9, 2011 (Registration No. 333-172694) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (filed on December 5, 2013);

(2)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 (filed on February 4, 2014);

(3)                                 The Registrant’s Current Reports on Form 8-K, dated November 5, 2013 (filed November 7, 2013); dated December 23, 2013 (filed on December 24, 2013); and dated February 19, 2014 (filed February 21, 2014); and

(3)                                 The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, as filed with the SEC on November 8, 1991, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”). The Registrant’s file number with the Commission is No. 001-31614.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                                 Exhibits.

For a list of exhibits to this Registration Statement, see the “Exhibit Index”, which is incorporated into this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on February 28, 2014.

VITESSE SEMICONDUCTOR CORPORATION
(Registrant)

By:	/s/ Christopher R. Gardner
Christopher R. Gardner
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher R. Gardner and Martin S. McDermut, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on February 28, 2014.

Signature	Title

/s/ Christopher R. Gardner	Chief Executive Officer, President and Director (Principal Executive Officer)
Christopher R. Gardner

/s/ Martin S. McDermut	Chief Financial Officer (Principal Financial and Accounting Officer)
Martin S. McDermut

/s/ Matthew B. Frey	Director
Matthew B. Frey

/s/ Steven P. Hanson	Director
Steven P. Hanson

/s/ James H. Hugar	Director
James H. Hugar

/s/ Scot B. Jarvis	Director
Scot B. Jarvis

/s/ Edward Rogas, Jr.	Director
Edward Rogas, Jr.

/s/ Kenneth H. Traub	Director
Kenneth H. Traub

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation	10-Q	001-31614	3.1	August 9, 2010
3.2	Amended and Restated Bylaws	8-K	001-31614	3.2	December 2, 2004
5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
10.1	Vitesse Semiconductor Corporation Amended and Restated 2011 Employee Stock Purchase Plan	8-K	001-31614	10.1	February 21, 2014
23.1	Consent of BDO USA, LLP					X
23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement)					X